CAPITALIZATION AGREEMENT


          This Capitalization Agreement (the "Agreement") dated as of November , 1995 by and among VTX Electronics Corp., a Delaware corporation (the "Company") and the Investors set forth on the signature page hereto (collectively, the "Investors" and individually, an "Investor")

          WHEREAS, the Investors desire to make a capital investment in the Company on the terms and conditions set forth in this Agreement; and

          WHEREAS, the Company is desirous of Investors making such capital investment on the terms and conditions set forth in this Agreement

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1. Representations and Warranties. The Company represents and warrants to each Investor as follows:
               a. Due Organization and Qualification; Business. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, has the power and authority to own or hold under lease the properties it purports to own or so hold and to carry on its business as now being conducted and presently proposed to be conducted, and has the power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Company is duly qualified as a foreign corporation in each jurisdiction where the nature of the business transacted by it or the properties owned or leased by it requires the Company to be so qualified except for jurisdictions wherein the failure to be so qualified will not have a material adverse effect on the business, operations, properties or assets or on the condition, financial or other, of the Company. The Company has paid all corporation taxes and franchise taxes payable to the State of Delaware and in each other jurisdiction where it is qualified.

               b. Litigation; Compliance with Rules, Regulations, Decrees, etc. Except as set forth on Schedule 1(b) attached hereto, there are no actions, suits or proceedings (whether or not purportedly on behalf of the Company) pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, properties or assets at law, in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; and neither the Company nor any of its subsidiaries is in default with respect to any judgment, order, writ, injunction, decree or award of any court, arbitrator or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or in violation of any rule or regulation of any thereof, or in violation of any law, which violation would have a material adverse effect on the business or properties of the Company. The Company has all permits, licenses and franchises necessary or desirable in order to conduct its business and to own and operate its property and assets.

               c. Compliance with Other Instruments. Neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, nor compliance with the terms, conditions and provisions hereof and of the Preferred Stock, the Warrants and the Debentures (all as hereinafter defined), will conflict with or result in a breach or violation of the certificate of incorporation or by-laws of the Company or of any material term, condition or provision of any agreement or instrument to which the Company is now a party or by which it or any of its properties or assets may be bound, or constitute a default thereunder, or result in the creation or imposition of any lien upon any of the properties or assets of the Company or any subsidiary.

               d. Financial Statements. The consolidated balance sheet of the Company as at June 30 in each of the years 1990 to 1995, inclusive, and the related consolidated statements of operations, stockholder' equity and cash flows for the fiscal years then ended, accompanied in each case by the opinion of independent public accountants previously delivered to the Investors, as well as the unaudited financial statements as of September 30, 1995 and 1994 (as set forth in the Form 10Q set forth below) previously delivered to the Investors are complete and correct in all material respects and fairly present the financial condition of the Company and its subsidiaries and the results of the operations and changes in financial position of the Company and its subsidiaries for the respective fiscal periods ended on said dates, all in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise therein or in the notes thereto stated) throughout the fiscal periods involved.
               e. Business and Properties; No Misleading Statement or Omissions. The annual report of the Company on Form 10-K for the fiscal year ended June 30, 1995 including all exhibits and material incorporated by reference (the "Form 10-K") and the Report on Form 10-Q relating to the three-month period ended September 30, 1995 (collectively with the Form 10-K, the "Reports"), as filed with the Securities and Exchange Commission and a copy of which has heretofore been furnished to the Investors, correctly describes the general nature of the business conducted by the Company during the fiscal year ended June 30, 1995 and the three-month period ended September 30, 1995, respectively, and the information therein with respect to the principal properties then owned or leased by the Company is correct in all material respects. Since September 30, 1995, there has been no material change in the general nature of the business conducted, or in the principal properties owned or leased, by the Company. The Reports are accurate as of their respective dates in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There is no fact or circumstance now in existence and currently known by the Company which does now, or with the passage of time, would be reasonably anticipated to have a material adverse affect on the Company, its business, prospects, financial condition or operations.
               f.  Subsidiaries; Due Organization and
Qualification. The Form 10-K correctly and completely sets forth the name and jurisdiction of the incorporation of each subsidiary of the Company. All outstanding shares of stock of all classes of each subsidiary listed in the Form 10-K are owned by the Company and have been validly issued, are fully paid and non-assessable, and are owned free and clear of any lien, option, contractual restriction on transfer or contractual right of any other person. Each subsidiary listed in the Form 10-K is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own or hold under lease the properties it purports to own or so hold and to carry on its business as now being conducted and presently proposed to be conducted; each subsidiary listed in the Form 10-K is duly qualified and is in good standing as a foreign corporation in each jurisdiction wherein, in the judgment of the Company, the nature of the business transacted by it or the properties owned or leased by it makes such qualification necessary, except for jurisdictions wherein the failure to be so qualified will not have a material adverse effect on the business, operations, properties or assets or on the condition, financial or other, of the Company.
               g. Title to Properties. The Company and its subsidiaries have good and marketable title to, or valid and enforceable leasehold estates in, their respective real properties and assets (including leasehold improvements) reflected in the consolidated balance sheet as at September 30, 1995 referred to in
Section 1(b) above, subject only to such defects or irregularities of title which do not in the aggregate interfere with the operation, value or use of such properties and assets considered as a whole and subject to liens in favor of Congress Financial Corporation ("Congress") and Sterling Commercial Capital, Inc., First Wall Street SBIC, L.P., Fundex Capital Corp. and Tappan Zee Capital (collectively, the "Sterling Group") and notice liens in favor of equipment lessors, except for properties and assets sold or otherwise disposed of subsequent to said date in the ordinary course of business. The Company owns, or has a valid leasehold in, all properties or assets reasonably necessary to operate and conduct its business.
               h. Trademarks, Patents, etc. The Company and its subsidiaries possess such trademarks, trade names, copyrights, patents, licenses, or rights in any thereof as are adequate in the opinion of the Company for the conduct of their respective businesses as now conducted, without known conflict with the rights of others except for conflicts which if adversely determined would not, singly or in the aggregate, result in any material adverse change in the business, operations, properties or assets or in the condition, financial or other, of the Company.
               i. Tax Liability. The Company and its subsidiaries have, to the knowledge of their respective officers, properly prepared and filed all tax returns required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof and have paid all taxes shown as due on such returns that were filed. The Company has properly withheld all taxes required to be withheld, including, without limitation all federal, state and local withholding taxes and FICA payments, and, to the Company's knowledge, there are no pending audits or investigations relating to tax matters affecting the Company or any subsidiary. The Company has been notified of 1) a final assessment by City of Dayton, Ohio in the amount of approximately $3,400 and, 2) an amount due to the Illinois Department of Revenue upon audit and resolution thereof in the amount, as of September 27, 1995, of approximately $15,400.
               j. Governmental Action. Except as otherwise contemplated by this Agreement and blue sky laws, no action, authorization or approval of, or registration, declaration or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by the Company of this Agreement or the Debentures, other than any post event informational filing.
               k.   ERISA.
                    (i)  The Company is in compliance in all
material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").
                    (ii) No "employee benefit plan" as defined in ERISA, maintained by the Company or any subsidiary, as from time to time in effect (herein called "Benefit Plans" or, individually, a "Benefit Plan") nor any trusts created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction," as defined in ERISA, which could subject the Company or any subsidiary, or any Benefit Plan or any such trust, or any trustee or administrator thereof, or any party dealing with any Benefit Plan, or any such trust to any tax or penalty on prohibited transactions. Neither any of the Benefit Plans nor any such trusts have been terminated, or are liable for the tax or penalty on prohibited transactions, nor has there been any "reportable event" as defined in ERISA or any "accumulated funding deficiency." Neither the Company nor any of its subsidiaries has incurred any liability to the Pension Benefit Guaranty Corporation.
               l.  Environmental Issues.
                    (i)  The property owned or leased by the
Company or any of its subsidiaries ("Premises") and the present and contemplated use and occupancy thereof are in full compliance in all material respects with all applicable federal, state and local laws, ordinances, building codes, rules and regulations pertaining to zoning, parking, construction, building, land use and environmental matters, including, without limitation, the provisions of the Federal Occupation Safety and Health Act and the Environmental Protection Act, and all applicable rules and regulations thereunder and all similar state and local laws, rules and regulations; there are no current citations, notices or orders of non-compliance issued to the Company or any of its subsidiaries or relating to its business, assets, property (leased or owned), leaseholds or equipment under any such laws, rules and regulations. The Company and each of its subsidiaries has been issued all required federal, state and local licenses, certificates and permits relating to the business, assets, property (leased or owned) leaseholds and equipment, and are in compliance in all material respects with all applicable federal, state and local laws, rules and regulations relating to air emissions, water discharge, noise emissions, solid or liquid disposal, hazardous waste or materials, or other environmental, health or safety matters.

          (ii) (a) No hazardous or toxic substance or material or other waste ("Hazardous Substance") as defined in or regulated under the Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended (42 U.S.C. paragraph 9601, et. seq.), the Resource Conservation and Recovery Act (42 U.S.C. paragraph 6901, et. seq.), The Oil Pollution Act of 1990 (33 U.S.C. paragraph 2701 et. seq.) or any other federal, state or local law, order or regulation pertaining to health, safety, or the environment (the "Environmental Laws") has ever been unlawfully disposed, released, discharged or spilled on or under any part of the Premises, (b) the Premises has never been used as a dump or landfill, (c) no litigation or administrative action or proceeding has been commenced or, to the Company's knowledge, threatened against the Company or any of its subsidiaries alleging a violation of any Environmental Laws, and
(d) no underground storage tank (other than fuel oil storage tanks), equipment containing polycholorinated biophenyle, asbestos, or urea formaldehyde is located on or under the Premises; the Premises are free from any contamination by any Hazardous Substance and the Company is in compliance in all material respects with all Environmental Laws affecting the Company or the Premises.
                    (iii) There is not present in the Premises any friable asbestos or any substance containing asbestos and deemed hazardous by federal, state or local laws, rules, regulations or orders respecting such material.
               m. Due Authorization of Agreement, Preferred Stock, Debentures and Warrants.
                    (i) This Agreement and the transactions herein contemplated, have been duly authorized by the Company. This
Agreement has been duly executed and delivered by the Company, no shareholder approval is required in connection therewith, and is a valid and binding instrument, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought;
and
                    (ii)  The Secured Subordinated Debentures in
the aggregate principal amount of $1,237,500 in the form attached hereto as Exhibit A (the "Debentures"), and the Warrants in the forms attached hereto as Exhibits B-1 and B-2 (the "Warrants"), have been duly authorized by the Company, and when each is duly executed and delivered by the Company and paid for as provided in this Agreement, will be valid and legally binding obligations of the Company enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought. The Preferred Stock is convertible into, and the Warrants are exercisable for shares of Common Stock in accordance with their terms.

               o. Validity of Preferred Stock. The Certificate of Designation, Preferences and Rights of Senior Cumulative Convertible Preferred Stock of the Company (the "Preferred Stock") in the form attached hereto as Exhibit C has been duly authorized by the Board of Directors of the Company and has been duly filed with the Secretary of the State of Delaware. When the Preferred Stock is issued by the Company to the Investors and paid for by them as provided in this Agreement, such Preferred Stock will be duly and validly authorized and issued, fully paid and non-assessable Preferred Stock of the Company entitled to the rights and preferences of the Certificate of Designation referenced above.


               p.  Validity of Common Stock Issuable Upon
Conversion of Preferred Stock and Exercise of Warrants. The shares of Common Stock initially to be reserved for issuance upon conversion of the Preferred Stock and upon exercise of the Warrants hereof have been duly and validly authorized and, when so issued upon conversion in accordance with the terms of the Preferred Stock or exercise of the Warrants, will be duly and validly issued, fully paid and nonassessable. Schedule 1(p) hereto sets forth the Company's outstanding stock options, exercise price, expiration date and option holders.

          q. No Defaults. The Company is presently, and at all time in the past twelve (12) months has been, in compliance and not in any violation or default under its lending agreements with its lenders, including, without limitation, Congress and the Sterling Group and has been in compliance with, and not it default under, any material contract, leases, mortgages or agreement. No event, fact or circumstance exists which, with the passage of time or the giving of the notice, would create an event of default under any of the above instruments. The Company is in compliance with its certificate of incorporation and its by-laws.

          r. Capitalization. The authorized and outstanding shares of capital stock, warrants or rights to convert into or receive capital stock of the Company (other than options which are set forth on Schedule 1(p)), are stated on Schedule 1(r) attached hereto. All of the issued and outstanding shares of capital stock of the Company are duly and validly issued and outstanding, are fully paid and non-assessable. Except as stated on such Schedule 1(r), there are no outstanding, options, warrants, or rights to convert into or receive capital stock of the Company or securities exchangeable for, or convertible into, capital stock of the Company. No person or entity has demand or "piggy-back" registration rights as to any security issued or issuable by the Company, except to the Investors as set forth in the Warrants and the Preferred Stock. The Company has agreed to use its best efforts to register up to 400,000 shares of Common Stock issuable upon the exercise of certain options granted to Donald Rowley.

          s. Undisclosed Liabilities; Material Changes. Except for such claims, debts and liabilities as are reflected in the financial statements referred to in Section 1(d) hereto and borrowings under the Company's revolving credit agreement with Congress, the Company does not have any outstanding indebtedness for money borrowed and is not subject to any claims or liabilities (whether matured or unmatured, liquidated or unliquidated, accrued, fixed, contingent or otherwise), other than trade or business obligations incurred in the ordinary course of business since the date of such financial statements, in amounts usual and normal, both individually and in the aggregate, for the Company, all accounting procedures and methods have been maintained in a manner consistent with prior periods, there has been no lease, sale (other than inventory in the ordinary course of business), or abandonment of any property or assets of the Company, nor has there been any labor strife, strike or lock-out. Since the date of such financial statements, there has not been any material increase in the compensation payable or to become payable by the Company to any of its officers, employees or agents, or any bonus payment or arrangement made to or with any of them, other than in the ordinary course and consistent with past practices. Since the date of such financial statements, there has not been any payment by the Company of any dividends or any distribution by the Company to any of its shareholders in redemption or as a purchase price of any indebtedness (whether in payment of principle, interest or otherwise) owing to any of them nor has there been any mortgage, pledge or subjection to a lien, charge or encumbrance of any material kind of any of the Company's assets, tangible or intangible.

          (t) Insurance. The Company maintains insurance adequate and reasonable for its needs and consistent with industry standards. All such insurance is in full force and effect and the Company has received no notices of cancellation or indication of any intention on the part of any insurance company not to renew.

          (u)  Employment Contracts.  Except as set forth on
Schedule 1(u) attached hereto, the Company is not a party to, or otherwise subject to, any oral or written (i) collective bargaining agreement, (ii) contract or other agreement for the employment of any officer or employee, (iii) profit-sharing, bonus, deferred compensation, stock option, severance pay, pension, retirement or similar plan or agreement (including individual agreements) providing employee benefits.

          (v) Future Agreements. The Company is not a party to or otherwise subject to any oral or written (i) guarantee of any obligations for the borrowing of money or otherwise, or any other agreement or guarantee of the obligations of another person or entity, (ii) agreement or arrangement for the purchase or sale of any assets of the Company other than in the ordinary course of business or for the grant of any preferential rights to purchase any of the Company's assets, properties or rights, (iii) agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business in any area of the world or to compete with any person or entity, (iv) agreement, contract or commitment relating to the acquisition of assets or capital stock of any business enterprise, (v) contract, agreement or other instrument not entered at arms length and in the ordinary course of business.

          (w) Market Price of Common Stock. Schedule 1 (w) sets forth the high, low and closing prices for the Common Stock of the Company for the trading days November 20, to November 27, 1995 as prepared from information provided to the Company by Troster Singer.

          2. Representation and Warranty of Each Investor. Each Investor hereby represents and warrants to the Company, as to itself, as of the date hereof, as follows:

               a. Investment. Each Investor is acquiring the Debentures, the Preferred Stock and the Warrants and if it converts any Preferred Stock or exercises any Warrants, the underlying Common Stock, for its own account for investment purposes only, and not with a view to, or for resale in connection with, any offering or distribution thereof; provided, however, it may transfer any of the foregoing to any affiliate of itself.

               b. Experience. Each Investor has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Debentures, Preferred Stock and Warrants and of making an informed decision.

               c. Financial Resources. Each Investor is able to bear the economic risk of such investment hereof and, at the present time, is able to afford a complete loss of such investment.

               d. Restrictions on Transfer. Each Investor understands that the Debentures, Preferred Stock and Warrants, and the shares of Common Stock issuable upon conversion or exercise thereof, have not been registered under the Act by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of such Investor's investment intent as expressed herein.

               e. Litigation. There are no legal, administrative, arbitral or other proceedings or governmental investigations pending or, to the knowledge of such Investor, threatened against such Investor which would give any third party the right to enjoin or rescind the transactions contemplated by this Agreement or otherwise prevent such Investor from complying with the terms and provisions of this Agreement.

               f. Limitations and Dispositions. Each Investor acknowledges that the securities purchased hereby must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. Each Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Act. Each Investor consents to the affixing on certificates representing the Debentures, Preferred Stock, Warrants and Common Stock issuable upon conversion or exercise thereof of a legend regarding transfer restrictions.

               g. Required Filings and Consents. The Investors are not required to submit any notice, report or other filing with any governmental authority in connection with the execution, delivery or performance of this Agreement.

               h. Due Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each Investor, no shareholder approval is required, and is a valid and binding instrument enforceable in accordance with its terms.
               i. SEC Reports; Recent Losses. Each Investor acknowledges receipt of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995 and the Company's Form 10-Q for the Quarter ended September 30, 1995. Each Investor acknowledges that it is aware that the Company expects to have a significant net loss for the quarter ended December 31, 1995.

          3. Purchase of Preferred Stock. Contemporaneously with the execution and delivery of this Agreement, each Investor shall purchase, and the Company shall issue and sell, the number of shares of Preferred Stock set forth opposite such Investor's name on the signature page hereof (an aggregate of 12,500 shares of Preferred Stock) for a purchase price also set forth opposite such Investor's name on the signatures page hereof.

          4. Purchase of Debentures. Contemporaneously with the execution and delivery of this Agreement, each Investor shall purchase and the Company shall issue and sell, the principal amount of Debentures set forth opposite such Investor's name on the signature page hereof.

          5. Issuance of Warrants. Contemporaneously with the execution and delivery of this Agreement, the Company shall issue to each Investor Warrants to purchase the number of shares of Common Stock set forth opposite each Investor's name on the signature page hereof.

          6. Appointment of Directors; Visitation Rights. (a) The Company represents and warrants that the entire Board of Directors of the Company is comprised of Robert J. Eide, Donald Rowley, Steven J. Bayern, Robert L. Frome, Paul L. McDermott, Jeffrey S. Podell and Mark Bloom. Concurrently with the execution and delivery of this Agreement, all the directors, except Mr. Eide shall resign, Mr. Eide shall then elect Messrs. Kenneth Rind, Marshall Butler, Al Roth, Hiro Hiranandani, Paul Lowell and Deborah Nabavian to fill all vacancies on the Board, and then Mr. Eide shall resign. The Company represents and warrants that such action is consistent with the Company's Certificate of Incorporation and By-laws and when such action is taken by the Board of Directors, the above named individuals shall be duly elected and acting directors of the Company.
               (b) So long as an Investor whose initial purchase of Securities under this Capitalization Agreement exceeds a purchase price of $400,000 holds at least 33% of the aggregate of the Debentures, Preferred Stock and Warrants issued to such Investor pursuant to this Capitalization Agreement, or Common Stock issued pursuant to exercise or conversion of the foregoing, as applicable, the Company will give to such Investor adequate notice (which shall not be less than two weeks for regularly scheduled meetings) of, and permit a nominee designated by such Investor, whose nominee is not serving on the Board of Directors, to attend as an observer (who shall be considered an advisory director), all meetings, whether in person or by telephone of the Company's Board of Directors and all committee meetings thereof. Such Investor will be entitled to receive all written materials and other information given to directors in connection with such meeting at the same time such materials or information are given to directors. If the Company proposes to take any action by written consent in lieu of a meeting of its Board of Directors or of any committee thereof, the Company will give actual notice, prior to the effective date of such consent, to such Investor describing in reasonable detail the nature and substance of such action. Any such Investor whose nominee is serving on the Board of Directors may select a representative to attend as an observer in said nominee's absence. Board meetings will be held at the discretion of the Board, but not less than quarterly. Advisory directors will receive the same compensation payable to outside directors per meeting plus out-of-pocket costs related to such attendance.

          7.  Voting Proxy; Escrow Agreement.
               (a) Contemporaneously with the execution and delivery of this Agreement, the Company shall cause the Voting
Proxy in the form attached hereto as Exhibit D to be executed and delivered by the parties therein listed.

               (b) By their signature below, the Investors hereby agree to the terms and conditions of that certain Escrow Agreement dated the date hereof among the Investors, the Company and Olshan Grundman Frome & Rosenzweig, LLP, as Escrow Agent, a copy of which is attached hereto as Exhibit E, and covenant to promptly deliver to the Escrow Agent original signed copies of such Escrow Agreement.

          8. Opinion of Counsel. Contemporaneously with the execution and delivery of this Agreement, the Company shall provide the Investors with an opinion of counsel in form set substantially forth as Exhibit F hereto.
          9. Use of Proceeds. The Company shall use the proceeds from sale of the Debentures, Preferred Stock and Warrants within the United States and for working capital and other general corporate purposes. The Company shall not use such proceeds to repurchase, redeem, or otherwise acquire outstanding securities, for any purpose prohibited by the regulations promulgated by the U.S. Small Business Administration under the Small Business Investment Act of 1958, as amended, or for any other purpose prohibited by law. The Company understands that LEG Partners SBIC, L.P. (the "SBIC Investor") is required under such regulations to conduct a reasonable review within 90 days after the Closing to assure that proceeds from sale of the Debentures, the Preferred Stock and Warrants are used for the intended purposes, and the Company agrees to cooperate with the SBIC Investor in such review, including permitting access to the Company's records by a representative of the SBIC Licensee. Any use of such proceeds other than as contemplated herein shall constitute a violation of a covenant with the SBIC Investor for which the SBIC Investor may, at its option, demand that the Company repurchase the Debentures and/or Preferred Stock issued to the SBIC Investor pursuant to this Agreement at a price equal to the purchase price paid for such Debentures and/or Preferred Stock. The parties hereto agree and understand that but for the issuance of the Warrants to the Investors, the interest on the Debentures would have been one (1%) percent greater than as set forth in the Debentures.

          10.  Survival of Representations, Warranties and
Agreements. All representations, warranties, covenants and agreements made by any party hereto in this Agreement or in any document or certificate delivered pursuant hereto shall survive the purchase and sale of the Debentures, Preferred Stock and the issuance of the Warrants, the conversion or exercise, as the case may be, of the foregoing and shall be unaffected by any investigation made by or on behalf of any party hereto.

          11.  Miscellaneous.
               (a) This Agreement shall be construed under the laws of the State of New York without giving effect to conflict of laws rules of such State.
               (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
               (c) If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited but only to the extent necessary to render such provision and this Agreement enforceable.

               (d) Notices shall be effective on the day delivered by hand and receipted, the second business day after delivery to a recognized overnight courier service or seven days after delivery to the United States Post Office proper postage prepaid sent registered or certified mail, return receipt requested, addressed in each case as follows:
               If to the Company:  61 Executive Boulevard
                                   Farmingdale, New York  11735

               If to any Investor:  At the address set forth on the
                                    signature page hereof

               (e) The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

               (f) This Agreement may only be amended by a written instrument executed by each of the parties hereto.

               (g)  This Agreement (together with the other
agreements and documents delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof; and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

               (h) This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the undersigned have executed and delivered the Agreement as of the date first above written.

                              VTX ELECTRONICS CORP.


                              BY:
                                   Name:
                                   Title:



Agreement as to the provisions of
Section 6



Robert J. Eide



Donald Rowley



Steven J. Bayern



Robert L. Frome



Paul L. McDermott



Jeffrey S. Podell



Mark Bloom

                            INVESTORS


Name:
                         By:


Signature:               _______________________________________


Address:                 _______________________________________


                         _______________________________________


                         _______________________________________





Number of Shares
of Preferred Stock:      _______________________________________

Principal Amount
of Debentures            _______________________________________

Warrants (Form B-1)
  To Purchase Number
  of Shares of Common
  Stock                  _______________________________________

Warrants (Form B-2)
  To Purchase Number
  of Shares of Common
  Stock                  _______________________________________



Total Consideration:     _______________________________________